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                                                                    EXHIBIT 23.1

                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 covering the registration of 2,053,182 shares of common stock of our reports dated February 3, 1999, included in BOLDER Technologies Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP


Denver, Colorado,
July 9, 1999.




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